Exhibit 10.26(c)

Maximum Pledge Guaranty Contract

Contract No.: H.X.H.F.E.Z.Z. No. 20171026001

Party A (Creditor of the Main Contract): Guangdong Huaxing Bank Co., Ltd. Huizhou Branch

Address: 1/F and 2/F, Qiangli Business Building, No. 6, Yanda Avenue, Huicheng District, Huizhou City

Tel.: 0752-3128618                 Fax: 0752-3128615

Person in Charge: Meng Yi                Position: President

Party B (Pledgor): Huizhou Highpower Technology Co. Ltd.

Certificate Type *: _______________Certificate No. *:_______________

(Items expressed with * may not be filled if Party B is an entity)

Address: Xinhu Industrial Development Area, Ma’an Town, Huicheng District, Huizhou City

Tel.: _______________                 Fax: _______________

Legal Representative **: Pan Dangyu       Position **: President

(Items expressed with ** may not be filled if Party B is an individual)

In order to ensure the execution of the Contract (hereinafter referred to as the Main Contract) between Party A and Huizhou Highpower Technology Co. Ltd. (hereinafter referred to as the Debtor) Party B is willing to provide its legally possessed property as a pledge for Party A. IN WITNESS WHEREOF, Party A and Party B hereby agree to make and enter into this Contract upon consensus through consultation. Both Parties are willing to abide by the following terms and conditions.

Article 1 Scope of Pledge Guaranty

The scope of guaranty hereunder (tick "√" in front of the option)

☑ Principal, interest, compound interest and default interest of all debts (including contingent liabilities), and expenses for realization of creditor's right bearable by the Debtor under the Comprehensive Credit Line Contract of H.X.H.F.Z.Z. No.20171026001, and the expenses for keeping and maintaining the pledged property. The maximum amount (balance) of the principal of these debts shall be (equivalent to) RMB (in words) sixty million only.

□ (Equivalent to)        /          currency (in words)        /          of the total principal (equivalent to)        /          currency (in words)        /          of all debts (including contingent liabilities) and corresponding interest, compound interest and default interest, and expenses for realization of creditor's right, and the expenses for keeping and maintaining the pledged property bearable by the Debtor under the        /           Contract of H.X.        /          Z. No.        /          . Party A shall have the right to request Party B to bear guaranty liability for the balance of debts within the scope of guaranty above mentioned before the debts under the Main Contract are fully repaid.

□ Execution of all debts under the Main Contract concluded and signed by and between the Debtor and Party A during the period from ___________to ___________. The date of signature of the Main Contract shall be within the period above mentioned, but the execution period of the Main Contract shall not be limited to the period above mentioned. The scope of pledge guaranty of Party B shall include the principal, interest, compound interest and default interest of the Debtor's all debts (including contingent liabilities), and the expenses for realization of creditor's right under the Main Contract, and the expenses for keeping and maintaining the pledged property. The maximum amount (balance) of the principal of the aforesaid debts shall be (equivalent to)        /          currency (in words)        /          .

□	/

Interest, default interest and compound interest shall be calculated in accordance with the Main Contract and shall be calculated until the debts are fully repaid. The expenses for realization of creditor's right shall include but not be limited to announcement cost, service fee, attorney fee, legal cost, traveling expenses, appraisal cost, auction expenses, property preservation cost and enforcement fee.

Exchange rates of currencies other than RMB shall be converted according to the foreign exchange rate published by Party A when a specific business actually occurs.

Article 2If the Debtor transfers its credit line granted by Party A to a third party for use, Party B agrees to bear liability of pledge guaranty for the transferred part according to the stipulations of this Contract. The specific transferred object and amount is as follows:

1.	____/ (Credit Transferee), amount: (equivalent to) / (currency) (in words) / ;

2.	____/ (Credit Transferee), amount: (equivalent to) / (currency) (in words) / ;

3.	/ (Credit Transferee), amount: (equivalent to) / (currency) (in words) / ;

4.	/
.

Article 3 Other provisions agreed by Party A and Party B:

/

Article 4 This Contract is made out in two (2) originals for Party A holding one (1), and Party B, the Debtor,   /  ,   /    and / each holding one (1), which shall be equally authentic.

Article 5 Enforcement of Notarization

□ Both Parties agree to handle enforcement of notarization for this Contract.

If Party B does not perform or does not completely perform its obligations specified herein after enforcement of notarization of this Contract is handled by both parties, Party A shall have the right to apply to the original notary public for an enforcement certificate, and holding the original notarial certificate and the enforcement certificate, apply to the competent people’s court (the people’s court at the location where the person subject to enforcement lives or where the property of the person subject to enforcement is located) for enforcement.

☑ No enforcement of notarization shall be handled for this Contract.

Article 6 Refer to the List of Pledged Property for the detailed situations of the pledged property.

After the signature of this Contract, Party B shall timely submit the pledged property to Party A or go through formalities for pledge registration to ensure Party A's pledge right legitimate and effective.

Without Party A's agreement, Party B's aforesaid pledged property may not be transferred or allowed to others for use or disposal by other means after it is pledged. In the event that transfer is agreed through consultation between Party A and Party B, the funds obtained from transfer shall be used for prepaying Party A the creditor's right secured or depositing in the third party designated by Party A.

If the pledged property is a certificate of deposit or a financial product of bank, but the debts within the scope of pledge guaranty are not yet due or are matured in advance when the certificate of deposit or the financial product of bank expires, Party B authorizes Party A to deposit the certificate of deposit automatically. Party B shall continue to provide pledge guaranty with the certificate of deposit which is automatically deposited, or Party B shall authorize Party A to transfer the principal and incomes liquidated from the due financial product of bank to the deposit account and Party B shall continue to provide pledge guaranty with the funds in the deposit account.

If the pledged property is national debt or structure deposit wealth product or other transferable property right, Party B irrevocably authorizes Party A to directly transfer the principal and incomes to the deposit account after maturity of the pledged property to continuously provide security for the debts under the Main Contract; or deduct the principal and interest of the due creditor's right from the due principal and incomes of the pledged property.

During the period of credit granted by Party A to the Debtor, if the value of the pledged property is depreciated due to change of exchange rate, serious fluctuation of the financial market or due to other causes, thereby affecting the safety of the creditor's right of Party A, Party B shall, within three working days after receipt of Party A's notice, make up the deposit according to the requirements notified by Party A, or Party A shall have the right to request Party B to bear liability for breach of contract pursuant to Article 7 herein.

Article 10 Party B's Event of Default and Liability for Breach of Contract

I. Event of default

Under any one of the circumstances, an event of default shall be deemed as having occurred:

1. Party B violates its obligations performable under this Contract, or Party B expressly indicates or indicates through its acts that it does not perform its obligations under this Contract;

2.The relevant certificates and documents submitted by Party B to Party A or the representations, warranties and commitments made by Party B are not true, not accurate or not complete, or have false record, misleading statement or major omission;

3. Party B conceals some important true information, or fails to coordinate Party A’s investigation, examination and inspection;

4. The pledge is invalid or cancelled;

5. The debt under the Main Contract is matured or accelerated, and the creditor's right of Party A is not fully or partially repaid;

6. Party B hasn't any or complete ownership or disposal right of the pledged property, or there is any dispute about the ownership of the pledged property;

7. The pledged property is damaged or the value of the pledged property is significantly depreciated, or there is any possibility of damage to the pledged property or depreciation of the value of the pledged property;

8. Without Party A's written agreement, Party B transfers or disposes by other means the pledged property, or allows others to use the pledged property;

9. Other circumstances which may endanger or likely to endanger Party A's rights and interests related to the pledged property.

II. Liability for breach of contract

In case of any default event as set forth in Clause I of this Article, Party A shall have the right to take one or more of the following actions:

1. to request Party B to recover the value of the pledged property or provide other collateral accepted by Party A;

2. to claim Party B for compensation for Party A's all losses;

3. to liquidate the certificate directly for repaying the creditor's right of Party A if the pledged property is a certificate of deposit;

4. to gain compensation in priority from the incomes from discount, or auction or sale of the pledged property by law; if the incomes from from auction or sale of the pledged property exceeds the creditor's right of Party A, the positive difference shall be kept by Party B; if the incomes therefrom is insufficient to prepay the creditor's right of Party A, Party A shall press for payment separately;

5. Other remedial measures that Party A has the right to claim according to law and agreement.

Article 8 No matter whether the creditor's right under the maximum pledge guaranty is determined or not, Party A shall have the right to transfer all or part of its creditor's right. If Party A transfers all or part of its creditor's right, Party B agrees that Party A may transfer all or part of the pledge right together with the creditor's right. If Party A transfers part of the pledge right, the specific share to be transferred shall be determined through consultation between Party A and the transferee and shall be notified to Party B, unnecessary to obtain Party B's agreement. Party B has the obligation to coordinate to go through formalities for pledge registration according to Party A's requirements.

Article 9 Representations, Warranties and Commitments of Party B

1. Party B has lawful power, right and authorization to sign, deliver and execute this Contract. This Contract constitutes an agreement binging upon Party B and shall be executed by Party B according to the terms and conditions of this Contract.

2. If Party B is a company, it shall be a company with good reputation duly established and validly existing within the jurisdiction of the location where it is located. Party B has all corporate rights and has obtained the government license and approval for conducting its current business.

3. Party B ensures that all the application materials provided to Party A are true, complete, legitimate and effective and exclude any false record, misleading statement or major omission.

4. Party B ensures that it has the legitimate right to pledge the pledged property, without any dispute with any third person. Party B's acts of signature and execution of this Contract have no conflict with any other contract signed and executed by Party B.

5. Party B hereby undertakes to perform its all obligations hereunder by ways of goodwill. Without Party A’s written consent in advance, Party B may not conduct any behavior (including those which should be done and which may not be done) which may endanger the realization of claim under this Contract.

6. Party B hereby makes commitments, if Party B changes its domicile, mailing address, telephone number and employment conditions (or business scope, legal representative) or other relevant items, it shall notify Party A in writing within ten days after the change. In the event that Party B fails to perform the said notification obligation, the notices and documents given by Party A according to the original mailing address shall be deemed to have been served to Party B.

7. Party B hereby confirms that it has carefully read, fully known and understood all terms and conditions of this Contract and conclusion of this Contract is the representation of its true meaning.

8. Party B warrants that its representations made in the Contract Annex, List of Pledged Property, are true, accurate and complete. Where there is untrue information or important omission in these representations, thereby causing the pledged property invalid or devalued and harming Party A's right, Party B is willing to bear joint and several liability of repayment for the Debtor's all debts under the Main Contract.

Article 10 The pledged property provided by Party B is an independent pledged property, without being affected or replaced by the security provided by other guarantor.

Article 11 In the event that the Main Contract or a specific business contract under the Main Contract becomes invalid or partially invalid by law, Party A shall also have the right to request the Debtor of the Main Contract to return the agreed credit principal and interest and other relevant funds in accordance with relevant laws and regulations. In this case, the validity of this Contract shall not be affected, and Party B shall also bear guaranty liability for the repayment liability of the Debtor of the Main Contract according to the conditions specified herein.

Article 12 All expenses of both parties for the conclusion and execution of this Contract, including notarization or witness fee, registration fee, auction or sale expenses shall be handled according to relevant provisions of the State; in the absence of such provisions, Party A and Party B shall make determination through consultation between both parties.

Article 13 Amendment to Contract

1. This Contract may be amended or cancelled upon consensus through consultation between both parties hereto. The agreement on amendment or cancellation of this Contract shall be made in written form.

2. When the Main Contract is amended, Party A shall timely solicit Party B's agreement in writing. Upon Party B's agreement, Party B shall bear guaranty liability for the debts of the original Main Contract and the amended Main Contract . However, the Debtor's debts are lightened (including but not limited to reduce of the amount or shortening of the term of debts under the Main Contract) due to amendment to the Main Contract, Party B shall be deemed as having agreed such amendment and, without obtaining Party B's agreement, Party B shall continue to bear guaranty liability for the debts of the amended Main Contract.

Article 14 During the valid period of this Contract, Party A’s tolerance or grace imposed on or Party A’s delay in the execution of its any right under this Contract for Party B’s breach or delay shall not damage, impact or restrict Party A’s all other rights enjoyable as a creditor in accordance with this Contract and relevant laws, and shall not be deemed as Party A’s permit or acceptance of any breach of this Contract nor be deemed as Party A’s waiver of the right to take actions for Party B's current or future behaviors of breach.

Article 15 Anti-corruption and Anti-bribery

1. Both parties of this Contract know and are willing to strictly abide by the anti-corruption and anti-bribery laws and regulations of the People's Republic of China.

2. One party hereto or the agent of one party hereto shall not give or promise to give non-agreed unjust benefits of any form, including but not limited to cash, negotiable securities, shopping card, gifts and tourism,to the other party's main principal, agent or other related personnel, nor ask for unjust benefits of any form from the other party's main principal, agent or other related personnel. Otherwise, the party concerned shall make compensation for the other party's all losses arising therefrom once it is detected.

3. “Other affiliated personnel” referred to in sub-clause 2 of this Article means the personnel directly or indirectly related to the business hereunder other than the other party's main principal and agent, including but not limited to the family members and friends of the other party's main principal and agent.

Article 16 Confirmation of Address for Service

Party A and Party B agree as follows on the service address and legal consequences of various notices, agreements and documents concerned herein, and relevant documents and legal documents of disputes hereunder:

1. Party A confirms that its effective address for service is: 1/F and 2/F, Qiangli Business Building, No. 6, Yanda Avenue, Huicheng District, Huizhou City.

2. Party B confirms that its effective address for service is: Xinhu Industrial Development Area, Ma’an Town, Huicheng District, Huizhou City.

3. The scope of use of such address for service shall include service of various notices, agreements and documents during litigation between both parties, and service of relevant documents and legal documents of disputes hereunder, including service during first instance, second instance, re-instance and executive procedures after the dispute enters civil procedures.

4. Should Party A's address for service be changed, Party A shall perform the duty of notification and notify Party B in written form; should Party B's address for service be changed, Party B shall perform the duty of notification and notify Party A in written form.

If one party fails to perform the duty of notification pursuant to the preceding paragraph, the address for service confirmed by both parties shall be deemed as the effective address for service. If any legal document fails to be actually received by the party concerned after it is posted because the service for address provided or confirmed is untrue or the party concerned does not perform the duty of notification to the other party and the court after change of the address for service, or the party concerned or its designated person refuses to sign in the document, the date of return of the document shall be deemed as the date of service; if sent directly, the date when the person serving the document records in the service receipt on the spot shall be deemed as the date of service; when the duty of notification on change of the address for service is performed, the address for service changed shall be deemed as the effective address for service. The court may send a legal document directly to the address for service specified by both parties in this Contract, and the document shall be deemed as being served even if one party fails to receive the legal document posted by the court.

5. After a dispute enters the civil procedures, if the address confirmed by any party responding the lawsuit and given in the letter of confirmation of address for service directly submitted to the court is different from that confirmed prior to this lawsuit, the address for service submitted to and confirmed by the court shall be adopted.

Article 17 Applicable Laws and Dispute Settlement

1. This Contract is formulated under the laws of the People’s Republic of China and it shall apply to the laws of the People’s Republic of China.

2. Any and all disputes arising from this Contract shall be settled according to the method specified in the Main Contract.

Article 18 This Contract shall come into force upon the signature of all the parties hereto (if one party is a natural person, the Contract shall be signed by the party; if one party is a legal person or other organization, the Contract shall be signed or sealed by the authorized signatory and affixed with the official seal).

Annex: List of Pledged Property (additional page is allowed where there is not enough space in the form)

List of Pledged Property

SN	Name	Quantity	Quality	Property Right and Ownership	Property Ownership Certificate No.	Place of Storage	Share of the Pledged Property Held by the Pledgor	Name of Co-owner (if any)	Other Status of the Pledged Property
1	Accounts receivable		Huizhou Highpower Technology Co. Ltd.				100%
2
3

The Pledgor warrants that these representations are true, accurate and complete. Where there is untrue information or important omission in these representations, thereby causing the pledged property invalid or devalued and harming main creditor's right, the Pledgor is willing to bear joint and several liability of repayment for the Debtor's all debts under the Main Contract.

Seal of Party A:

Guangdong Huaxing Bank Co., Ltd. Huizhou Branch (Seal)

Signature of Person in Charge or Authorized Agent:

Oct. 26, 2017

Seal of Party B (Party B is an entity):	Party B (Party B is an individual):
Huizhou Highpower Technology Co. Ltd. (Seal)
Signature of Legal Representative or Authorized Agent:	or Signature of Authorized Agent:

Pan Dangyu (Signature)

Oct. 26, 2017	Date: